Exhibit 23.2

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE	HOUSTON OFFICE
First Place Tower	Kellog Brown and Root Tower
15 East Fifth Street • Suite 3500	601 Jefferson Ave. • Suite 3790
Tulsa, Oklahoma 74103-4350	Houston, Texas 77002-7912
(918) 587-5521 • Fax: (918) 587-2881	(713) 651-8006 • Fax: 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made a part of the EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 and further consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-132551, 333-156086 and 333-146376) and the Registration Statement on Form S-3 (File Nos. 333-142361 and 333-145885) of EXCO Resources, Inc. of information from our reserve report dated February 5, 2009 on the estimated proved oil and natural reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2008.

/s/ Lee Keeling and Associates, Inc.
LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

February 26, 2009